                                                                    EXHIBIT 11.1


                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)




                                                                   Year Ended     Year Ended       Year Ended
                                                                 June 30, 2002   June 30, 2001    June 30, 2000
                                                                 -------------   -------------    -------------
BASIC:

Weighted average number of common shares outstanding                   8,012           8,107           7,981
                                                                    ========        ========        ========

Net income allocable to common shareholders                         $  8,326        $  4,276        $  9,249
                                                                    ========        ========        ========

Net income per common share -- basic                                $   1.04        $   0.52        $   1.16
                                                                    ========        ========        ========

DILUTED:

Weighted average number of common shares outstanding                   8,012           8,107           7,981
Weighted average common stock equivalents -
  Dilutive options                                                       573             491             613
                                                                    --------        --------        --------

Weighted average number of common shares outstanding                   8,585           8,598           8,594
                                                                    ========        ========        ========

Net income allocable to common shareholders                         $  8,326        $  4,276        $  9,249
                                                                    ========        ========        ========

Net income per common share -- diluted                              $   0.97        $   0.50        $   1.08
                                                                    ========        ========        ========



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